UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2007
SIOUXLAND ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska (State or other jurisdiction of incorporation or organization)	000-52420 (Commission File Number)	22-3902184 (I.R.S. Employer Identification No.)
110 East Elk St.
Jackson, Nebraska 68743
(Address of principal executive offices)
(402) 632-2676
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On February 2, 2007, we entered into a Power Purchase Agreement with Northeast Nebraska Public Power District (“NNPPD”) under which NNPPD will provide up to 8,250 kW of electrical power service to our ethanol production facility which is currently under construction in Jackson, Nebraska (the “Facility”) beginning April 1, 2007. Electrical power will be purchased according to NNPPD’s rate schedules, as adjusted by NNPPD from time to time, and may include minimum monthly billing amounts. We may also be billed for a proportionate amount of high-voltage transmission demand charges that NNPPD incurs. We will be required to make a security deposit equal to 1.5 month’s average usage, adjusted annually, and will contribute approximately $719,000 to the construction of an electrical distribution substation. NNPPD is obligated to use reasonable diligence to provide electrical service to the Facility, but does not guarantee uninterrupted service. We agree that our service may be curtailed in the event of failures, overloading and other problems with NNPPD’s system in order to allow it to serve the general welfare of its customers.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIOUXLAND ETHANOL, LLC
February 2, 2007	/s/ Tom Lynch
Tom Lynch, President